Exhibit 99.1

Contacts:

Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	press@zillow.com
ir@zillow.com

ZILLOW GROUP REPORTS SECOND QUARTER 2016 RESULTS

•	Record Revenue of $208.4 million increased 31% year-over-year, excluding revenue from Market Leader, which was divested in the third quarter of 2015.

•	Marketplace Revenue of $191.6 million increased 44% year-over-year, excluding revenue from Market Leader.

•	All-time high of more than 171 million unique users in May to Zillow Group consumer brands Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®.

•	Zillow Group captured 78% market share of the mobile-only category.

SEATTLE – August 4, 2016 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and web, today announced its consolidated financial results for the three months ended June 30, 2016.

“Record revenue and traffic growth were highlights of Zillow Group’s tremendous second quarter,” said Zillow Group CEO Spencer Rascoff. “We continue to command significant category leadership on mobile and web, reaching an all-time high of unique users in May and achieving our largest market share of the real estate category. It is clear that our monetization on mobile is benefiting from our significant market leadership, which now captures 78% of the mobile-only category. We are executing well against our long-term strategic priorities to increase our audience size, grow our Premier Agent and emerging marketplaces, and attract and retain the best talent in the industry.”

Second Quarter 2016 Financial Highlights

Throughout this release, certain historical financial results and year-over-year comparisons are presented on a pro forma basis. Pro forma results exclude items described in the reconciliation tables below and assume the February 2015 acquisition of Trulia occurred on January 1, 2014, the beginning of the comparable reporting period for the year prior to the year of acquisition. The pro forma results are presented in order to provide additional insights into the underlying trends in the business. Financial information for the three and six month periods ended June 30, 2016 is presented in this release on an as-reported basis. Reported results were prepared in accordance with U.S. generally accepted accounting principles (GAAP) unless otherwise noted.

•	Revenue increased 31% to $208.4 million from $158.7 million in the second quarter of 2015, excluding revenue from Market Leader, which was divested in the third quarter of 2015.

•	Marketplace Revenue increased 44% to $191.6 million from $133.0 million in the second quarter of 2015, excluding revenue from Market Leader.

•	Premier Agent Revenue increased 28% to $147.1 million from $115.2 million in the second quarter of 2015.

•	Other Real Estate Revenue[1] increased 254% to $26.1 million from $7.4 million in the second quarter of 2015.

•	Mortgages Revenue increased 77% to $18.4 million from $10.4 million in the second quarter of 2015.

•	Display Revenue decreased 35% to $16.8 million from $25.8 million in the second quarter of 2015. The decrease is primarily a result of the company’s strategy to deemphasize display advertising and improve the user experience.

•	GAAP net loss was $156.1 million in the second quarter of 2016, which includes the impact of a $130.0 million litigation settlement and $12.5 million in related legal costs, compared to GAAP net loss of $38.7 million in the same period last year.

•	Adjusted EBITDA was $(101.3) million in the second quarter of 2016, which was a decrease from $21.0 million, or 12% of Revenue, in the second quarter of 2015. Adjusted EBITDA in the second quarter of 2016 includes the impact of a $130.0 million litigation settlement and $12.5 million in related legal costs. Excluding the impact of the $130.0 million litigation settlement, Adjusted EBITDA in the second quarter of 2016 would have been $28.7 million, or 14% of Revenue.

Operating and Business Highlights

•	More than 168 million average monthly unique users for the second quarter of 2016.

•	All-time high of more than 171 million unique users in May to Zillow Group consumer brands Zillow, Trulia, StreetEasy, HotPads and Naked Apartments, an increase of 20% year-over-year.

•	In June, Zillow Group’s market share was up 4 percentage points since March 2016, capturing 67% of the mobile and web real estate audience. [2]

•	When looking at mobile-only, Zillow Group’s market share is even larger, capturing 78% of the category.[2]

•	Leads to Zillow Group Premier Agent® Advertisers for the second quarter of 2016 grew nearly 50% year over year to more than 4 million.

•	The Premier Agent marketplace continues to accelerate as top performing agents realize the benefits of advertising on Zillow Group’s mobile applications and websites.

•	Total sales to Premier Agent Advertisers who have been customers for more than one year increased 57% year-over-year.

[1]	Other Real Estate Revenue includes agent services, dotloop, StreetEasy, Naked Apartments, rentals and other offerings to endemic advertisers that are not traditional display advertising.
[2]	comScore data June 2016

•	Sales to existing Premier Agent Advertisers accounted for 70% of total bookings.

•	Premier Agent Advertisers who spend more than $5,000 per month:

•	Increased 73% year-over-year on a total dollar basis.

•	Increased 68% year-over-year in the number of agent advertisers.

Business Outlook - Third Quarter and Full Year 2016

For full year 2016, Zillow Group is increasing its outlook for Revenue to a range of $830 million to $840 million, up from a range of $825 million to $835 million. The 2016 Revenue outlook represents a 30% year-over-year increase at the midpoint of the range, compared to a 24% increase from 2014 to 2015, on a pro forma basis and excluding revenue from Market Leader, which was divested in 2015.

The following table presents Zillow Group’s business outlook for the periods presented (in millions):

	Three Months Ending	Year Ending
Zillow Group Outlook as of August 4, 2016	September 30, 2016	December 31, 2016
(in millions)
Revenue	$217 to $222	$830 to $840
Premier Agent revenue	$156 to $158	$597 to $602
Display revenue	$15 to $16	$60 to $62
Operating expenses	$220 to $225	***
Adjusted EBITDA (1)	$48 to $53	$125 to $135
Depreciation and amortization	$24 to $26	$97 to $102
Share-based compensation expense	$26 to $28	$105 to $110
Capital expenditures	***	$44 to $46
Weighted average shares outstanding — basic	179.5 to 181.5	179.0 to 181.0
Weighted average shares outstanding — diluted	196.0 to 198.0	195.5 to 197.5

***	Outlook not provided
(1)	Forecasted Adjusted EBITDA for the year ending December 31, 2016 in the table above excludes the impact of a $130.0 million litigation settlement and includes $28.2 million in related legal costs. Including the impact of the $130.0 million litigation settlement and $28.2 million in related legal costs, forecasted Adjusted EBITDA for the year ending December 31, 2016 is $0. A reconciliation of forecasted Adjusted EBITDA (including the impact of the $130.0 million litigation settlement and $28.2 million in related legal costs) to forecasted net loss is provided below in this press release.

Conference Call and Webcast Information

Zillow Group’s CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions submitted via Twitter® during the live conference call, in addition to answering questions from dialed-in participants. Questions can be submitted to the @ZillowGroup Twitter® handle using #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally, with conference ID# 42951979. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group, Inc.’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2016. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to certain pro forma financial results, Adjusted EBITDA and non-GAAP net income (loss) per share, all of which are non-GAAP financial measures. We have provided a reconciliation of pro forma Adjusted EBITDA to pro forma net loss, Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share – basic and diluted and pro forma weighted-average shares outstanding – basic and diluted, within this earnings release.

The pro forma financial results included in this press release, although helpful in illustrating the financial characteristics of Zillow Group under one set of assumptions, are not true historical financial results. They are provided for informational purposes and do not attempt to represent Zillow Group’s actual financial condition if the February 2015 acquisition of Trulia had been completed on the applicable dates of the financial statements presented herein, or to predict or suggest future results.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect restructuring costs;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect the impact of income taxes; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs, restructuring costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, restructuring costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, financing and home improvement. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop® and Retsly®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, StreetEasy, Retsly and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, Inc.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Pro Forma Financial Information

The following financial information for the three and six month periods ended June 30, 2015 is presented on a pro forma basis and gives effect to the February 2015 acquisition of Trulia as if it were consummated on January 1, 2014, the beginning of the comparable reporting period for the year prior to the year of acquisition. For ease of year-over-year comparison, this pro forma financial information is presented with financial information for the three and six month periods ended June 30, 2016, which is presented on an as-reported basis (in thousands, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016 (1)	2015 (2)	2016 (1)	2015 (3)
Pro forma revenue	$208,403	$171,269	$394,385	$333,800
Pro forma net loss	$(156,149)	$(26,731)	$(203,754)	$(44,585)
Pro forma net loss per share — basic and diluted	$(0.87)	$(0.15)	$(1.14)	$(0.25)
Pro forma weighted-average shares outstanding — basic and diluted	179,451	176,142	179,067	175,290
Other Financial Data:
Pro forma Adjusted EBITDA (4)	$(101,260)	$21,039	$(99,386)	$45,540

(1)	The financial information for the three and six month periods ended June 30, 2016 is presented on an as-reported basis.
(2)	The pro forma net loss for the three months ended June 30, 2015 includes pro forma adjustments for $6.7 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements, $3.7 million to eliminate share-based compensation expense attributable to substituted equity awards and $1.7 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements.
(3)	The pro forma net loss for the six months ended June 30, 2015 includes pro forma adjustments for $47.9 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements, $37.3 million to eliminate share-based compensation expense attributable to substituted equity awards and to record additional share-based compensation expense attributable to substituted equity awards, $31.9 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements, $2.4 million to record additional amortization expense for acquired intangible assets and $1.1 million to eliminate Trulia’s historical amortization of capitalized website development costs.
(4)	See below for a reconciliation of pro forma Adjusted EBITDA to pro forma net loss. For the three and six month periods ended June 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the three and six month periods ended June 30, 2016 also includes $12.5 million and $28.2 million, respectively, in related legal costs.

The basic and diluted pro forma net loss per share is based on the weighted-average number of shares of Zillow Group common stock and Class C capital stock outstanding for the period presented and adjusted for the number of shares of Class A common stock issued in connection with the February 2015 acquisition of Trulia, assuming for the purposes of the unaudited pro forma condensed combined statements of operations that the closing date of the acquisition was January 1, 2014. The calculation of the number of shares used in the computation of pro forma basic and diluted net loss per share is as follows (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Weighted-average shares outstanding — basic and diluted (1)	127,671	124,362	127,287	123,510
Class A common stock issued in connection with the acquisition of Trulia	51,780	51,780	51,780	51,780

Pro forma weighted-average shares outstanding — basic and diluted	179,451	176,142	179,067	175,290

(1)	Amounts exclude shares of Zillow Group Class A common stock issued in connection with the acquisition of Trulia.

The following table presents a reconciliation of pro forma Adjusted EBITDA to pro forma net loss for the three and six month periods ended June 30, 2015. For ease of year-over-year comparison, this pro forma financial information is presented with financial information for the three and six month periods ended June 30, 2016, which is presented on an as-reported basis (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016 (1)	2015	2016 (1)	2015
Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss:
Pro forma net loss	$(156,149)	$(26,731)	$(203,754)	$(44,585)
Pro forma other income	(753)	(450)	(1,434)	(752)
Pro forma depreciation and amortization expense	25,550	20,419	49,357	40,281
Pro forma share-based compensation expense	28,316	26,221	53,867	47,457
Pro forma acquisition-related costs	204	—	797	—
Pro forma interest expense	1,572	1,580	3,145	3,139
Pro forma income tax benefit	—	—	(1,364)	—

Pro forma Adjusted EBITDA	$(101,260)	$21,039	$(99,386)	$45,540

(1)	The financial information for the three and six month periods ended June 30, 2016 is presented on an as-reported basis. For the three and six month periods ended June 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the three and six month periods ended June 30, 2016 also includes $12.5 million and $28.2 million, respectively, in related legal costs.

The following table presents our pro forma revenue by type for the six months ended June 30, 2015. For ease of year-over-year comparison, the pro forma financial information is presented with financial information for the three and six month periods ended June 30, 2016, which is presented on an as-reported basis (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016 (1)	2015 (1)	2016 (1)	2015
Pro Forma Revenue:
Pro forma Marketplace revenue:
Real estate:
Premier Agent	$147,106	$115,185	$281,635	$222,342
Other real estate	26,070	7,373	44,048	13,612

Total pro forma Real estate revenue	173,176	122,558	325,683	235,954
Mortgages	18,392	10,393	34,846	20,343
Market Leader	—	12,530	—	26,111

Total pro forma Marketplace revenue	191,568	145,481	360,529	282,408
Pro forma Display revenue	16,835	25,788	33,856	51,392

Total pro forma revenue	$208,403	$171,269	$394,385	$333,800

(1)	The financial information for the three months ended June 30, 2015 and for the three and six month periods ended June 30, 2016 is presented on an as-reported basis.

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$155,210	$229,138
Short-term investments	264,933	291,151
Accounts receivable, net	35,494	29,789
Prepaid expenses and other current assets	15,728	24,016

Total current assets	471,365	574,094
Restricted cash	1,053	3,015
Property and equipment, net	98,799	89,639
Goodwill	1,919,777	1,909,167
Intangible assets, net	539,965	554,765
Other assets	6,142	5,020

Total assets	$3,037,101	$3,135,700

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,144	$3,361
Accrued expenses and other current liabilities	48,475	43,047
Accrued compensation and benefits	24,303	11,392
Deferred revenue	25,651	21,450
Deferred rent, current portion	1,215	1,172

Total current liabilities	116,788	80,422
Deferred rent, net of current portion	15,020	13,743
Long-term debt	230,000	230,000
Deferred tax liabilities and other long-term liabilities	132,521	132,482

Total liabilities	494,329	456,647
Shareholders’ equity:
Class A common stock	5	5
Class B common stock	1	1
Class C capital stock	12	12
Additional paid-in capital	3,022,736	2,956,111
Accumulated other comprehensive income (loss)	377	(471)
Accumulated deficit	(480,359)	(276,605)

Total shareholders’ equity	2,542,772	2,679,053

Total liabilities and shareholders’ equity	$3,037,101	$3,135,700

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$208,403	$171,269	$394,385	$298,542
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	17,220	17,037	33,672	30,056
Sales and marketing (2)	99,256	87,942	198,016	147,228
Technology and development (2)	67,421	51,740	131,838	89,065
General and administrative (2)	179,632	43,810	233,469	81,834
Acquisition-related costs	204	1,679	797	14,156
Restructuring costs (2)	—	6,652	—	31,717

Total costs and expenses	363,733	208,860	597,792	394,056

Loss from operations	(155,330)	(37,591)	(203,407)	(95,514)
Other income	753	450	1,434	719
Interest expense	(1,572)	(1,580)	(3,145)	(2,310)

Loss before income taxes	(156,149)	(38,721)	(205,118)	(97,105)
Income tax benefit	—	—	1,364	—

Net loss	$(156,149)	$(38,721)	$(203,754)	$(97,105)

Net loss per share — basic and diluted	$(0.87)	$(0.22)	$(1.14)	$(0.60)
Weighted-average shares outstanding — basic and diluted	179,451	176,142	179,067	161,847

(1) Amortization of website development costs and intangible assets included in technology and development	$20,845	$17,117	$40,904	$28,899
(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,627	$1,110	$2,846	$2,062
Sales and marketing	6,395	8,784	11,598	12,993
Technology and development	8,366	7,005	15,125	12,771
General and administrative	11,928	12,981	24,298	25,061
Restructuring costs	—	3,584	—	14,004

Total	$28,316	$33,464	$53,867	$66,891

Other Financial Data:
Adjusted EBITDA (3)	$(101,260)	$21,039	$(99,386)	$37,693

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2016	2015
Operating activities
Net loss	$(203,754)	$(97,105)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	49,357	34,447
Share-based compensation expense	53,867	52,887
Restructuring costs	—	18,147
Release of valuation allowance on certain deferred tax assets	1,364	—
Loss on disposal of property and equipment	2,170	499
Bad debt expense	927	1,605
Deferred rent	1,321	2,310
Amortization of bond premium	808	1,593
Changes in operating assets and liabilities:
Accounts receivable	(6,608)	(5,026)
Prepaid expenses and other assets	7,122	8,494
Accounts payable	13,743	(2,516)
Accrued expenses and other current liabilities	5,005	13
Accrued compensation and benefits	12,877	(3,259)
Accrued restructuring costs	(169)	1,425
Deferred revenue	4,190	(366)
Other long-term liabilities	(2,749)	2,998

Net cash provided by (used in) operating activities	(60,529)	16,146
Investing activities
Proceeds from maturities of investments	105,440	165,723
Purchases of investments	(83,976)	(164,718)
Proceeds from sales of investments	4,795	4,979
Decrease in restricted cash, net of amounts assumed in connection with an acquisition	1,962	312
Purchases of property and equipment	(33,393)	(25,546)
Purchases of intangible assets	(3,321)	(8,006)
Cash acquired in acquisition, net	—	173,406
Cash paid for acquisition, net	(12,357)	—

Net cash provided by (used in) investing activities	(20,850)	146,150
Financing activities
Proceeds from exercise of stock options	7,737	14,722
Value of equity awards withheld for tax liability	(286)	(511)

Net cash provided by financing activities	7,451	14,211
Net increase (decrease) in cash and cash equivalents during period	(73,928)	176,507
Cash and cash equivalents at beginning of period	229,138	125,765

Cash and cash equivalents at end of period	$155,210	$302,272

Supplemental disclosures of cash flow information
Cash paid for interest	$3,163	$3,163
Noncash transactions:
Value of Class A common stock issued in connection with an acquisition	$—	$1,883,728
Capitalized share-based compensation	$5,304	$4,783
Write-off of fully depreciated property and equipment	$9,986	$13,001

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(156,149)	$(38,721)	$(203,754)	$(97,105)
Other income	(753)	(450)	(1,434)	(719)
Depreciation and amortization expense	25,550	20,419	49,357	34,447
Share-based compensation expense	28,316	29,880	53,867	52,887
Acquisition-related costs	204	1,679	797	14,156
Restructuring costs	—	6,652	—	31,717
Interest expense	1,572	1,580	3,145	2,310
Income tax benefit	—	—	(1,364)	—

Adjusted EBITDA (1)	$(101,260)	$21,039	$(99,386)	$37,693

(1)	For the three and six month periods ended June 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the three and six month periods ended June 30, 2016 also includes $12.5 million and $28.2 million, respectively, in related legal costs. Excluding the $130.0 million litigation settlement, Adjusted EBITDA in the second quarter of 2016 would have been $28.7 million.

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net loss for each of the periods presented (in thousands, unaudited):

	Three Months Ending	Year Ending
	September 30, 2016	December 31, 2016
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Loss:
Forecasted Net loss	$(3,100)	$(210,900)
Forecasted Other income	(700)	(2,800)
Forecasted Depreciation and amortization expense	25,000	99,500
Forecasted Share-based compensation expense	27,000	107,500
Forecasted Acquisition-related costs	600	1,600
Forecasted Interest expense	1,600	6,300
Forecasted Income tax expense (benefit)	100	(1,200)

Forecasted Adjusted EBITDA	$50,500	$—

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss, as reported	$(156,149)	$(38,721)	$(203,754)	$(97,105)
Share-based compensation expense	28,316	29,880	53,867	52,887
Acquisition-related costs	204	1,679	797	14,156
Restructuring costs	—	6,652	—	31,717
Income tax benefit	—	—	(1,364)	—

Net income (loss), adjusted	$(127,629)	$(510)	$(150,454)	$1,655

Non-GAAP net income (loss) per share - basic	$(0.71)	$(0.00)	$(0.84)	$0.01
Non-GAAP net income (loss) per share - diluted	$(0.71)	$(0.00)	$(0.84)	$0.02
Weighted-average shares outstanding - basic	179,451	176,142	179,067	161,847
Weighted-average shares outstanding - diluted	179,451	176,142	179,067	179,876

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Marketplace revenue:
Real estate:
Premier Agent	$147,106	$115,185	$281,635	$203,077
Other real estate	26,070	7,373	44,048	12,793

Total Real estate revenue	173,176	122,558	325,683	215,870
Mortgages	18,392	10,393	34,846	19,951
Market Leader	—	12,530	—	18,587

Total Marketplace revenue	191,568	145,481	360,529	254,408
Display revenue	16,835	25,788	33,856	44,134

Total revenue	$208,403	$171,269	$394,385	$298,542

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Percentage of Total Revenue:
Marketplace revenue:
Real estate:
Premier Agent	71%	67%	71%	68%
Other real estate	13%	4%	11%	4%

Total Real estate revenue	83%	72%	83%	72%
Mortgages	9%	6%	9%	7%
Market Leader	0%	7%	0%	6%

Total Marketplace revenue	92%	85%	91%	85%
Display revenue	8%	15%	9%	15%

Total revenue	100%	100%	100%	100%

Unique Users

The following table sets forth our average monthly unique users for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended June 30,		2015 to 2016
	2016	2015	% Change
	(in thousands)
Unique Users	168,700	140,959	20%

Unique users source: We measure Zillow unique users with Google Analytics and Trulia unique users with Omniture analytical tools.